                                                              EXHIBIT 1.01


                                                              EXECUTION ORIGINAL


                                  $150,000,000

                        SALEM COMMUNICATIONS CORPORATION

                    9.5% SENIOR SUBORDINATED NOTES DUE 2007

                              PLACEMENT AGREEMENT



                                    September 17, 1997

Furman Selz LLC
Smith Barney Inc.
BancBoston Securities Inc.
BNY Capital Markets, Inc.

c/o Furman Selz LLC
230 Park Avenue
New York, New York  10169

Dear Sirs:

          Salem Communications Corporation, a corporation organized under the laws of the State of California (the "COMPANY"), proposes to issue and sell to the initial purchasers listed on Schedule I hereto (the "INITIAL PURCHASERS"), an aggregate of $150,000,000 principal amount of its 9.5% Senior Subordinated Notes Due 2007 (the "NOTES"). The Notes will be fully and unconditionally guaranteed on a senior subordinated basis as to payment of principal, premium, if any, and interest (the "GUARANTEES" and together with the Notes, the "SECURITIES"), jointly and severally, by all of the Company's subsidiaries (the "GUARANTORS"), which are listed on Schedule II hereto. The Securities are to be issued pursuant to an Indenture (the "INDENTURE"), to be dated as of September 25, 1997 among the Company, the Guarantors and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE"). The Securities will be offered and sold to the Initial Purchasers (the "OFFERING") without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon certain exemptions set forth therein.

          In connection with the offer and sale of the Securities, the Company has prepared a preliminary Offering Memorandum dated September 2, 1997 (the "PRELIMINARY MEMORANDUM") and a final Offering Memorandum dated September 17, 1997 (the "FINAL MEMORANDUM" and, together with the Preliminary Memorandum, each a "MEMORANDUM", which terms shall include, unless otherwise indicated herein, any amendments or supplements thereto) containing, among other things, a description of the terms of the Securities and information relating to the Company and its business. Unless otherwise defined in this Agreement, capitalized terms used herein have the meanings specified or referred to in the Final Memorandum.


          On the Closing Date, the Company will utilize a portion of the net proceeds of the Offering to repay all outstanding indebtedness under its $150,000,000 Existing Credit Agreement and
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will thereupon terminate such agreement and enter into the New Credit Agreement
(the "CREDIT AGREEMENT REPLACEMENT").

          The Initial Purchasers and their direct and indirect transferees each will be entitled to the benefits of a Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENTS"), to be entered into as of the Closing Date, pursuant to which the Company and the Guarantors will agree to use their best efforts to file with the Securities and Exchange Commission (the "COMMISSION") and have declared effective under the Securities Act the Exchange Offer Registration Statement registering the offer and sale of the Exchange Notes and guarantees referred to in the Registration Rights Agreement, or, in certain circumstances, a Shelf Registration Statement, registering the resale of the Securities, as the case may be.

          1.   Representations and Warranties.  The Company and the Guarantors,
               ------------------------------
jointly and severally, represent and warrant to, and agree with, the Initial Purchasers that as of the date hereof and on the Closing Date (or, with respect to representations and warranties with respect to a Memorandum, as of the date or dates stated):

          (a) The Preliminary Memorandum, as of its date contained and as of the date hereof contains, and the Final Memorandum as of the Closing Date will contain, all the information specified in, and meets and will meet the requirements of, Rule 144A(d)(4) of the Act and the Preliminary Memorandum, as of its date and as of the date hereof is, and the Final Memorandum, as of the Closing Date will be, accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company
                                           --------  -------
     makes no representations or warranties as to the information contained in or omitted from each Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in each Memorandum.

          (b) The Company and the Guarantors had, have and will have, as the case may be, good and marketable title to all real property and good and marketable title to all personal property described in the Preliminary Memorandum as of its date and as of the date hereof and the Final Memorandum as of the Closing Date, as owned by them, in each case free and clear of all liens, encumbrances and defects except (i) liens permitted pursuant to Section 1012 of the Indenture or (ii) such as do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company and the Guarantors; any real property and buildings held under lease by the Company or any of the Guarantors were, are or will be held, as the case may be, as described in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, by them under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, and do not interfere materially with the use made and proposed to be made of such property by the Company and the Guarantors; all rent and other sums and charges payable by the Company and the Guarantors as tenants thereunder are current, no termination event or condition or uncured default on the part of the Company or any such Guarantor or, to the Company's knowledge, the landlord, exists under any such lease, except any such failure to pay rent, other sums or charges, termination event or condition or uncured default that would not, individually or in the aggregate, have a material adverse effect

                                      -2-
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     on the condition (financial or otherwise), results of operation, business, prospects, net worth or assets of the Company and the Guarantors, taken as a whole, or on the ability of the Company and the Guarantors to perform their respective obligations under this Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement (a "MATERIAL ADVERSE EFFECT"); each of the Company and the Guarantors has complied with all obligations, considering applicable grace periods, under all leases to which such person is a party and under which such person is in occupancy, except failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect; with respect to all such leases, to the knowledge of the Company, no person has instituted or threatened to institute proceedings, or has taken or threatened to take any other action, to challenge or terminate, and no event or circumstance has occurred which reasonably could be expected to materially interfere with
     (x) the lessee's right to occupy the premises leased thereunder or to continue to use such premises in the manner in which it is currently being used, or (y) the lessor's right to continue to lease such premises to the lessee; none of such leases contains any provision restricting the incurrence of indebtedness by the lessee, or any unusual or burdensome provision which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and to the Company's knowledge each of such leases, were it to be terminated, could be replaced at a total annual cost to the Company and the Guarantors that, individually, would not cause a Material Adverse Effect.

          (c) The Company has no direct or indirect subsidiaries other than the Guarantors listed on Schedule II hereto, all the capital stock or general partnership interests, as the case may be, of each of which is owned by the Company or a Wholly Owned Restricted Subsidiary.

          (d) Each of the Company and the Guarantors has been duly organized and was or is, or will be, as the case may be, validly existing as a corporation or general partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with requisite power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, and is duly qualified to do business as a foreign corporation or general partnership, as the case may be, and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          (e) The Company had, has or will have, as the case may be, an authorized capitalization as set forth in the column headed "Actual" under the caption "Capitalization" in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, and all of the issued and outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company or a Wholly Owned Restricted Subsidiary, free and clear of all liens, encumbrances, equities or claims, other than the liens created by the pledge of shares of stock of the Guarantors, as of the date hereof, pursuant to the Existing Credit Agreement, and as of the Closing Date, pursuant to the New Credit Agreement.

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          (f) Each of the Company and the Guarantors has requisite corporate or partnership power and authority, as the case may be, to execute and deliver, and to perform its respective obligations under, this Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby, and to issue, sell and deliver the Securities to be sold by it to the Initial Purchasers as provided herein and therein.

          (g) The Notes have been duly and validly authorized by all necessary corporate action (including, without limitation, required stockholder approvals, if any) and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability
     (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws, and will be entitled to the benefits of the Indenture; and the Securities, the Indenture and the Registration Rights Agreement will conform, as of the Closing Date, to the descriptions thereof contained in each Memorandum.

          (h) The Guarantees have been duly and validly authorized by all necessary corporate or partnership action (including, without limitation, required stockholder, shareholder or general partner approvals, if any) and, when executed and authenticated in accordance with the terms of the Indenture and delivered to the Initial Purchasers in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws, and will be entitled to the benefits of the Indenture.

          (i) This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action (including, without limitation, required stockholder, shareholder or general partner approvals, if any) of the Company and each Guarantor, and this Agreement has been executed and delivered by the Company and each Guarantor and constitutes the legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally,
     (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws.

          (j) The Indenture and the consummation of the transactions contemplated thereby, including the issuance of the Securities, have been duly and validly authorized by all necessary corporate or partnership action (including, without limitation, required stockholder, shareholder or general partner approvals, if any) of Company and each Guarantor, and when the Indenture

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     is executed and delivered by the Company and each Guarantor, the Indenture will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws, and will be in sufficient form for qualification under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and the rules and regulations of the Commission promulgated thereunder.

          (k) The Registration Rights Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate or partnership action (including, without limitation, required stockholder, shareholder or general partner approvals, if any) of the Company and each Guarantor, and when the Registration Rights Agreement is executed and delivered by the Company and each Guarantor, the Registration Rights Agreement will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws.

          (l) Neither the Company nor any Guarantor is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement, the Indenture or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby or thereby, result in a violation of, or constitute a default under, the Certificates or Articles of Incorporation, by-laws or other governing documents of the Company or any of the Guarantors, or any loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or any other agreement or instrument to which the Company or any of the Guarantors is a party or by which any of them is bound, or to which any of their respective properties is subject, except for such violations of or such defaults under any such loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or other agreement or instrument, as would not, individually or in the aggregate, have a Material Adverse Effect; nor will the performance by the Company and the Guarantors of their respective obligations hereunder or thereunder cause a material violation of any law, rule, administrative regulation, license or decree of any court, governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Guarantors, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration or qualification with, any court or governmental agency or body or financial institution, or any other party under any loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or any other agreement or instrument to which the Company or any of the Guarantors is a party or by which any of them is bound or to which any of their respective properties is subject, will be required as of the Closing Date on the part of the Company or

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     any Guarantor for the authorization, issuance, sale and delivery of the
     Securities, or the execution, delivery and performance by the Company and the Guarantors of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby, except (1) as have been obtained, (2) as may be required under the "Blue Sky" laws of the various states in connection with the offer and sale of the Securities and (3) as may be required by the Securities Act, the "Blue Sky" laws of the various states, the Trust Indenture Act and the bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD"), in conjunction with an exchange offer for, or registered resale of, the Securities pursuant to the Registration Rights Agreement and the qualification of the Indenture and the Trustee.

          (m) The Company and each Guarantor held, holds or will hold, as the case may be, all material licenses, certificates, permits, consents, orders, authorizations and approvals (collectively, "LICENSES") from governmental authorities which are necessary to the conduct of their businesses in the manner and to the extent operated as described in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date; such Licenses are in full force and effect and no proceeding has been instituted or, to the Company's knowledge, is threatened, pending or contemplated which in any manner affects or draws into question the validity or effectiveness thereof; such Licenses contain no materially burdensome restrictions not customarily imposed by the Federal Communications Commission (the "FCC") on radio stations of the same class and type as the Company's radio stations (the "STATIONS"); the operation of the Stations in the manner and to the extent operated as described in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, was, is or will be, as the case may be, in accordance with the Communications Act of 1934, as amended and the Telecommunications Act of 1996, as amended, and all orders, rules and regulations of the FCC, in each case, in all material respects; to the knowledge of the Company, no event has occurred that permits (nor has an event occurred that with notice or lapse of time or both would permit) the revocation or termination of such Licenses or that might result in any other material impairment of the rights of the Company or the Guarantors therein other than revocations or terminations that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Guarantors are in substantial compliance with all statutes, orders, rules or regulations of the FCC relating to or affecting the broadcasting operations of either of the Stations.

          (n) The Company and each Guarantor own, possess or currently have the rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights (including, without limitation, the service marks "Salem Communications Corporation" and "Salem Radio Network") necessary to conduct the general business now operated by them, and neither the Company nor any of the Guarantors has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to, any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (o) To the knowledge of the Company and the Guarantors, each of them is in compliance in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any of the Guarantors is the subject of any pending or, to the knowledge of the Company, threatened Federal, state or local investigation evaluating whether any remedial action by the Company or

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     the Guarantors is needed to respond to a release of any Hazardous Materials
     (as defined below) into the environment, resulting from the business operations of the Company or any of the Guarantors or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that the Company reasonably believes could reasonably be expected to result, individually or in the aggregate, in a fine or penalty in excess of $100,000 or in a Material Adverse Effect. None of the Company or the Guarantors has received any written notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits or governmental proceedings against them, with respect to violations of or liabilities under any Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. As used herein, "ENVIRONMENTAL LAWS" means any Federal, state or local law, regulation, license, permit, certificate, consent, order, approval or other authorization applicable to the business operations of the Company or any of the Guarantors or ownership or possession of any of their properties or assets relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants and contaminants, and "HAZARDOUS MATERIALS" means those substances, wastes, pollutants or contaminants that are regulated by or from the basis of liability under any Environmental Laws.

          (p) Each of the Company and the Guarantors has timely filed all Federal, state and local income and other material tax returns and notices required to be filed by applicable law; no audit, administrative proceedings or court proceedings are presently pending with regard to any material potential Federal, state or local tax of any nature; the Company has no knowledge of any tax deficiencies which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Company and the Guarantors has paid (within the time and in the manner prescribed by law) all Federal, state and local taxes of any nature which are shown on its returns to be due, in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which each of the Company and the Guarantors has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with GAAP; neither the Company nor any of the Guarantors has requested any extension of time within which to file any material tax return, which return has not since been filed; the amounts currently set up as provisions for taxes or otherwise by the Company and the Guarantors on their books and records are sufficient for the payment of all their unpaid Federal, state and local taxes accrued through the dates as of which they speak, and for which the Company and the Guarantors may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity;

          (q) Each of the Company and the Guarantors maintains (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) Each of the Company and the Guarantors, immediately after the Closing Date and after giving effect to the issuance and sale of the Securities and the application of the

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     proceeds thereof will, in the opinion of the Company, be Solvent.  As used herein, the term "SOLVENT" means, with respect to any such entity on a particular date (i) the fair valuation of the property of such entity is greater than the total amount of known liabilities (including known contingent liabilities) of such entity, (ii) such entity will be able to pay its debts and liabilities as they mature and (iii) such entity will not have unreasonably small capital for the business in which it is engaged, as now conducted and as proposed to be conducted following the consummation of the Offering and the application of the proceeds thereof.

          (s) Except as described in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, there was, is or will be, as the case may be, no action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Guarantor or any property of the Company or any Guarantor which is pending or, to the knowledge of the Company, contemplated against the Company or any Guarantor that, individually or in the aggregate, could have a Material Adverse Effect.

          (t) Neither the Company nor any Guarantor is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could have, individually or in the aggregate, a Material Adverse Effect.

          (u) The Company and the Guarantors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; since 1986, the Company has not failed to obtain insurance coverage of any nature by reason of the refusal of insurers to provide such coverage; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

          (v) Except as disclosed in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, neither the Company nor any of the Guarantors had, has or will have, as the case may be, violated any Federal, state or local law relating to discrimination in employment nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"), nor has the Company or any of the Guarantors engaged in any unfair labor practice, which in each case could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as disclosed in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, there was, is or will be, as the case may be (i) no unfair labor practice complaint pending against the Company or any of the Guarantors or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board and neither the Company nor any of the Guarantors is party to any collective bargaining agreement, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of the Guarantors, or, to the knowledge of the Company, threatened against any of them and (iii) to the knowledge of the Company, no union representation question existing, with respect to employees of the Company or any of the Guarantors, except (with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate) such as would not have a Material Adverse Effect, and the Company and the Guarantors have no reason to

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     believe that the relationship of the Company and the Guarantors with their employees is likely to have, individually or in the aggregate, a Material Adverse Effect.

          (w) Subsequent to the respective dates as of which information is given in each Memorandum (i) the Company and the Guarantors have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business except as described in or contemplated by each Memorandum; and
     (ii) there has not been any material adverse change in the condition (financial or otherwise), results of operations, business, prospects, net worth or assets of the Company and the Guarantors, taken as a whole, from the date as of which information is given in each Memorandum.

          (x) The statements set forth, in the Preliminary Memorandum as of its date and as of the date hereof and in the Final Memorandum as of the Closing Date, under the captions "Description of Certain Indebtedness" insofar as they purport to constitute a description of the terms of the indebtedness of the Company other than the Securities and under "Business-- Corporate Structure and Reorganization" insofar as they purport to constitute a description of the terms of the documents pursuant to which the Reorganization was consummated were, are or will be, as the case may be, accurate, complete and fair in all material respects.

          (y) Neither the Company nor any of the Guarantors nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the issuance of the Securities, other than to the Initial Purchasers pursuant to this Agreement.

          (z) Neither the Company nor any of the Guarantors nor any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities and the use of the proceeds therefrom to violate Section 7 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or any regulation promulgated thereunder, including, without limitation, Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof or as the same may hereafter be in effect on the Closing Date.

          (aa) Assuming that the representations, warranties and covenants of the Initial Purchasers contained in this Agreement are true and correct and have been and will be complied with, no registration of the Securities under the Securities Act or qualification of an indenture under the Trust Indenture Act is required for the offer, sale and delivery of the Securities to the Initial Purchasers or the initial resale thereof in the manner contemplated by this Agreement.

          (ab) In connection with the offer and sale of the Securities, the Company and the Guarantors have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act.

          (ac) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (ad) Ernst & Young LLP, whose report appears in each Memorandum, are independent accountants with respect to the Company.

          (ae) The consolidated financial statements of the Company and notes thereto (including the related schedules, if any) included in the Preliminary Memorandum as of its date and as of the date hereof presented or present, as the case may be, and in the Final Memorandum as of the Closing Date will present, fairly, in all material respects, the consolidated financial position of the Company and the Guarantors and the consolidated results of their operations and cash flows purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in accordance with GAAP throughout the periods indicated (except as otherwise indicated therein and subject, in the case of interim statements, to normal year-end adjustments); the summary and selected consolidated financial information included in the Preliminary Memorandum as of its date and as of the date hereof presented or present, as the case may be, and in the Final Memorandum as of the Closing Date will present, fairly in all material respects the information shown therein in accordance with the adjustments and assumptions described therein, have been prepared, in all material respects, in accordance with the rules and guidelines of the Commission with respect to the financial data presented and, in the Company's opinion, give effect to assumptions which have been made on a reasonable basis and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial, accounting and statistical information and data related to the Company and the Guarantors set forth in the Preliminary Memorandum as of its date and as of the date hereof presented or present, as the case may be, and in the Final Memorandum as of the Closing Date will present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the financial statements and the books and records of the entities as to which such information is shown.

          (af) Neither the Company nor any of its affiliates (as defined in Rule 501 under the Securities Act, "AFFILIATE") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities as contemplated to be offered or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (ag) Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in each Memorandum under the caption "Use of Proceeds" will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (ah) The Reorganization has been duly and validly consummated, and such consummation did not and will not result in a violation of, or constitute a default under, the Certificate or Articles of Incorporation, by-laws or other governing documents of the Company or any of the Guarantors, or any loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or any other agreement or instrument to which the Company or any of the Guarantors is a party or by which any of them is bound or to which any of their respective properties is subject, except for such violations of or such defaults under any such loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or other agreement or instrument, as would not have, individually or in the aggregate, a Material Adverse Effect; the performance by the Company and the Guarantors of their respective obligations with respect to such Reorganization did not and will not cause a material violation of any law, rule, administrative regulation, license or decree of any court, governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Guarantors. Except for such consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing or registration or qualification with, any court, governmental agency or body or financial institution, or any other party under any loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or any other agreement or instrument to which the Company or any of the Guarantors is a party or by which any of them is bound or to which any of their respective properties is subject, is required in connection with the consummation of the Reorganization, other than consents or approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

          (ai) The list of the Company's owned and/or operated Stations set forth under the caption "Business--General" and the list of studios and tower and antenna sites set forth under the caption "Business--Properties and Facilities" each is accurate and complete in all material respects with respect to the information it purports to present.

          (aj) The Company has no knowledge that any block programming customer of the Company and the Guarantors intends to cease to be a customer of the Company and the Guarantors which cessation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (ak) The failures, exclusions and other exceptions to the representations and warranties of the Company and the Guarantors, taken as a whole, would not have a Material Adverse Effect.

          (al) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes 1996, as amended, and all regulations promulgated thereunder.

Representations and warranties of the Company and the Guarantors made to their "KNOWLEDGE" shall be understood for purposes of this Agreement to be made to the knowledge after due inquiry of the executive officers and directors of the Company or the Guarantor, as the case may be, unless otherwise stated in this Agreement.

          2.   Offering; Restrictions on Transfer.  The Initial Purchasers have
               ----------------------------------
advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms and conditions set forth in the Memorandum, as soon as practicable after this Agreement is entered into as in the Initial Purchasers' sole judgment is advisable. Each

Initial Purchaser hereby, severally and not jointly, represents and warrants to, and agrees with, the Company that:

          (a) the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act; such Initial Purchaser (i) has not and will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) persons who it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (B) a limited number of other institutional investors reasonably believed by such Initial Purchasers to be "accredited investors" as defined in Rule 501(a)(1), (2),
     (3) or (7) of Regulation D under the Securities Act and, in the case of such purchaser described in this clause (ii)(B), provide the Company a letter in the form of Exhibit A to each Memorandum; and

          (b) It is either a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an "accredited investor" within the meaning of Rule 501 under the Securities Act, and, if an accredited investor, will provide the Company prior to the Closing Date with a letter in the form of Exhibit A attached to each Memorandum.

The Initial Purchasers understand that the Company, and, with respect to their opinions delivered pursuant to this Agreement, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

          3.   Purchase and Delivery; Commission.  (a) The Company agrees to
               ---------------------------------
sell to the Initial Purchasers and the Initial Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company the aggregate principal amount of Notes at a purchase price of 97.25% of such aggregate principal amount and (b) the Guarantors hereby agree to issue the Guarantees.

          Payment for the Notes shall be made to the Company or its order by wire transfer of, immediately available funds to an account specified by the Company by written notice to the Initial Purchasers not less than two business days prior to the Closing Date, at 10:00 a.m. New York City time on September 25, 1997 or at such other time and date as the Company may agree upon in writing, such time and date being herein called the "CLOSING DATE," against delivery of the Securities at the offices of Furman Selz LLC, 230 Park Avenue, New York, New York 10169, or such other location as the Initial Purchasers shall designate, at 10:00 a.m., New York City time on the Closing Date.

          The Securities, if in certificated form, shall be made available for inspection, checking and packaging by the Initial Purchasers at the above-mentioned New York offices of Furman Selz LLC, at least 24 hours prior to the time of delivery.

          It is understood that each certificate evidencing Securities shall bear a legend to the following effect, unless the Company and the Trustee determine otherwise consistent with applicable law:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND , ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          The Company shall pay any transfer taxes payable in connection with the initial delivery to the Initial Purchasers of the Securities.

          4.   Initial Purchasers's Conditions to Closing.  The obligation of
               ------------------------------------------
the Initial Purchasers to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of the authorized representatives of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

          (a) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been any change which, in the judgment of the Initial Purchasers, has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect such that it is impractical or inadvisable to offer and deliver the Securities as contemplated by each Memorandum. No stop order or other similar decree preventing the use of either Memorandum, or any order asserting that the transactions contemplated hereunder are subject to the registration requirements of the Securities Act or "Blue Sky" laws of any jurisdiction has been issued and no proceeding for that purpose has commenced or is pending or, to the best knowledge of the Company after due inquiry, is contemplated.

          (b) The Company shall have furnished to the Initial Purchasers a certificate of the Company and the Guarantors, signed by the President and the Vice President - Finance of the Company and by the President and Vice President of the Guarantors, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, the Indenture, the Registration Rights Agreement and this Agreement and that:

               (i) the representations and warranties of the Company and the Guarantors that are qualified as to materiality in this Agreement are true and correct, and those not so qualified are true and correct in all material respects, on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Guarantors have complied with all the agreements and satisfied all the conditions in this Agreement on their respective parts to be performed or satisfied at or prior to the Closing Date;

               (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and the Guarantors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum; and

               (iii) the FCC broadcast station licenses listed under the caption "Business--Federal Regulation of Radio Broadcasting" in the Final Memorandum as of the Closing Date, are all of such licenses granted with respect to Stations owned or operated by the Company, the Guarantors and, in the case of each Station operated but not owned by the Company or a Guarantor, the licensee of such Station; the Company, the Guarantors and such licensees hold licenses for each of their respective Stations sufficient to operate each such Station and each such license is validly issued in the name of the Company, a Guarantor, or such licensee, is in full force and effect and any assignments thereof have been approved by orders of the FCC.

          (c) The Company shall have furnished to the Initial Purchasers the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company and the Guarantors, or, to the extent acceptable to the Initial Purchasers, of Eric
     H. Halvorson, general counsel to the Company and the Guarantors, each dated the Closing Date, to the effect that:

               (i) each of the Company and the Guarantors is validly existing, as a corporation or general partnership in good standing under the laws of its jurisdiction of organization with requisite corporate or partnership power and authority to own or lease its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or partnership and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect;

               (ii) all of the issued and outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of Capital Stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company or a Wholly Owned Restricted Subsidiary;

               (iii) each of the Company and the Guarantors has the requisite corporate or partnership power and authority to execute and deliver, and to perform its respective obligations under, this Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement (subject, in the case of the Registration Rights Agreement, to approvals required under the Securities Act), to consummate the transactions contemplated hereby and thereby, and to issue, sell and deliver the Securities to be sold by it to the Initial Purchasers as provided herein and therein;

               (iv) each of this Agreement, the Indenture and the Registration Rights Agreement, and the consummation of each of the transactions contemplated hereby and thereby, has been duly and validly authorized by all necessary corporate or partnership action (including, without limitation, all required stockholder, shareholder and general partner approvals, if any) of the Company and each Guarantor, to the extent each is a party thereto; each of this Agreement, the Indenture and the Registration Rights Agreement has been executed and delivered by each of the Company and the Guarantors party thereto; and each of the Indenture and the Registration Rights Agreement constitutes a legal, valid and binding agreement of each of the Company and the Guarantors party thereto, enforceable against each of the Company and the Guarantors party thereto in accordance with their respective terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws;

               (v) the Notes have been duly and validly authorized by the Company by all necessary corporate action (including, without limitation, all required stockholder approvals, if any) and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws, and will be entitled to the benefits of the Indenture; and the Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum on or prior to the Closing Date;

               (vi) the Guarantees have been duly and validly authorized by all necessary corporate or partnership action (including, without limitation, all required stockholder, shareholder and general partner approvals, if any) and, when executed and authenticated in accordance with the terms of the Indenture and delivered to the Initial Purchasers in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and
          (z) with respect to rights to indemnity or contribution, may be limited by applicable law or by the policies underlying such laws;

               (vii) the statements set forth in the Final Memorandum under the caption "Certain Federal Income Tax Considerations", insofar as such statements constitute a summary of legal matters, are accurate in all material respects; provided that no inference shall be drawn that such
                             --------
          counsel is giving any opinion with respect to tax matters as they apply to any particular holder of Securities.

               (viii) to the knowledge of such counsel, there is no action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator which is pending or threatened against the Company or any Guarantor that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as described in the Final Memorandum;

               (ix) no consent, approval, authorization or order of, or filing or registration or qualification with, any court or governmental agency or body or financial institution, or any other party under any loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or any other agreement or instrument described in the Final Memorandum to which the Company or any of the

          Guarantors is a party or by which any of them is bound or to which any of their respective properties is subject, is required on the part of the Company or any Guarantor for the authorization, issuance, sale and delivery of the Securities, or the execution, delivery and performance by the Company and the Guarantors of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby, except (1) as have been obtained, (2) as may be required under the "Blue Sky" laws of the various states in connection with the offer and sale of the Securities and (3) as may be required by the Securities Act, the "Blue Sky" laws of the various states, the Trust Indenture Act and the bylaws and rules of the NASD, in conjunction with an exchange offer for, or registered resale of, the Securities pursuant to the Registration Rights Agreement and the qualification of the Indenture and the Trustee;

               (x) neither the Company nor any Guarantor is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor does the execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement, nor will the consummation of the transactions contemplated hereby and thereby, result in a violation of, or constitute a default under, the Certificates or Articles of Incorporation, by-laws or other governing documents of the Company or any of the Guarantors, or any loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or any other agreement or instrument described in the Final Memorandum to which the Company or any of the Guarantors is a party or by which any of them is bound, or to which any of their respective properties is subject, except for such violations of or such defaults under any such loan agreement, indenture, mortgage, deed of trust, lease, network affiliation agreement, programming contract or other agreement or instrument, as would not, individually or in the aggregate, have a Material Adverse Effect; nor will the performance by the Company and the Guarantors of their respective obligations hereunder and thereunder violate any law, rule or administrative regulation, to such counsel's knowledge, any license or any decree of any court, governmental agency or body having jurisdiction over the Company or any of the Guarantors, or any of their respective properties, or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Guarantors, except such violation, lien, charge, claim or encumbrance as would not, individually or in the aggregate, have a Material Adverse Effect;

               (xi) no registration of the Securities under the Securities Act is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the initial resale thereof in the manner contemplated in this Agreement, assuming that (a) the offering of the Securities has been conducted solely in the manner contemplated by the Final Memorandum, this Agreement, the Indenture and the Registration Rights Agreement, (b) the Initial Purchasers' and the Company's representations and warranties in this Agreement are true, (c) the representations of accredited investors in the form set forth in Exhibit A to the Final Memorandum are true, (d) each purchaser is a qualified institutional buyer or an accredited investor, and (e) the Initial Purchasers deliver (or cause the delivery) promptly to each such purchaser purchasing the Securities from the Initial Purchasers, a copy of the Final Memorandum;

               (xii) pursuant to exemptions under the Investment Company Act and based upon no-action letters issued by the staff of the Commission, neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

               (xiii) when the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company and the Guarantors, if any, which are listed on a national securities exchange registered under Section 6 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder or quoted in a United States automated interdealer quotation system; accordingly, the offer and sale of the Securities in the manner contemplated by this Agreement and the Final Memorandum will be in compliance with paragraph (d)(3) of Rule 144A under the Securities Act;

               (xiv) the Final Memorandum appears on its face to comply as to form in all material respects with the applicable requirements of paragraph (d)(4) of Rule 144A under the Securities Act;

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York or the State of California, the corporation laws of the State of Delaware, or the laws of the United States of America, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

          In addition such counsel shall state that such counsel assisted in the preparation of the Final Memorandum and no facts have come to the attention of such counsel that lead such counsel to believe that the Final Memorandum (excluding financial statements and other financial and statistical data contained therein, as to which such counsel need not express an opinion) as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company shall have furnished to the Initial Purchasers the opinion of Fletcher, Heald & Hildreth, P.L.C., special communications counsel to the Company, dated the Closing Date, to the effect that:

               (i) for each Station stated in the Final Memorandum as being owned by the Company, the Company or one of the Guarantors and, for each Station stated in the Final Memorandum as being operated but not owned by the Company or a Guarantor, the licensee of such Station, holds the licenses for the operation of such Station and all such licenses are in full force and effect;

               (ii) based on a review of the pertinent public files of the FCC, appropriate files of such counsel and an inquiry of the lawyers thereof who have had substantial responsibility for the Company's legal matters handled by such counsel, such counsel confirms that, other than rulemaking proceedings or similar proceedings of general applicability to entities such as the Company or to facilities such as the Stations, there is no action, suit, or proceeding before the FCC pending or to such counsel's knowledge, threatened against or affecting the Company or any of the Guarantors that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (iii) no authorizations, consents, approvals, licenses, filings or registrations with the FCC are required in connection with the execution, delivery or performance by the Company or any Guarantor of this Agreement, the Indenture, the Registration Rights Agreement, the Notes or the Guarantees, or the consummation of the transactions contemplated hereby or thereby; and

               (iv) such counsel assisted in the preparation of the Final Memorandum and no facts have come to the attention of such counsel that lead them to believe that the statements contained under the captions "Risk Factors--Regulatory Matters" and "Business--Federal Regulation of Radio Broadcasting" in the Final Memorandum as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Initial Purchasers shall have received on the Closing Date the opinion or opinions of Milbank, Tweed, Hadley & McCloy, dated the Closing Date, on such matters as the Initial Purchasers may reasonably request and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (f) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture in substantially the form of the draft dated the date hereof with such changes as may be reasonably satisfactory to the Initial Purchasers, and the Indenture shall be in full force and effect.

          (g) The Company shall have furnished to the Initial Purchasers on the date hereof and on the Closing Date, a letter of Ernst & Young LLP, as independent auditors to the Company, addressed to the Initial Purchasers and the Board of Directors of the Company and dated the date hereof or the Closing Date as the case may be, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the consolidated financial statements, summary and selected consolidated financial information and certain other financial information contained in the Final Memorandum.

          (h) The Securities shall be eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") system of the NASD.

          (i) The Company, the Trustee and The Depository Trust Company shall have executed and delivered the letter of representations with respect to the Securities in substantially the form of the draft dated the date hereof with such changes as may be reasonably satisfactory to the Initial Purchasers.

          (j) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement in substantially the form of the draft dated the date hereof with such changes as may be reasonably satisfactory to the Initial Purchasers, and the Registration Rights Agreement shall be in full force and effect.

          (k) The Company and the Guarantors shall have furnished to the Initial Purchasers an accurate certificate dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, signed by the Secretary of the Company and each Guarantor, and attaching Articles or Certificates of Incorporation, bylaws, resolutions, a specimen of the Notes, evidence with respect to FCC licenses and such other documents and records as the Initial Purchasers may request.

          The Company and the Guarantors will furnish the Initial Purchasers with such additional opinions, certificates, letters and documents as the Initial Purchasers may reasonably request.

          5.   Covenants of the Company.  In further consideration of the
               ------------------------
agreements of the Initial Purchasers herein obtained, each of the Company and the Guarantors covenants and agrees with the Initial Purchasers as follows:

          (a) To furnish the Initial Purchasers, without charge, during the period mentioned in paragraph (c) below, as many copies of each Memorandum as the Initial Purchasers may reasonably request;

          (b) During the period mentioned in paragraph (c) below, before amending or supplementing the Final Memorandum, to furnish the Initial Purchasers a copy of each such proposed amendment or supplement, and to make no such proposed amendment or supplement to which the Initial Purchasers reasonably objects;

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities have been sold by the Initial Purchasers, any event shall occur as a result of which the Final Memorandum as then amended or supplemented would, in the judgement of the Company or counsel to the Initial Purchasers, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary to amend or supplement the Final Memorandum to comply with applicable law, promptly to prepare and furnish, at its own expense, to the Initial Purchasers, either an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance;

          (d) During the period mentioned in paragraph (c) above, to advise the Initial Purchasers promptly of the happening of any event as a result of which the Final Memorandum would, in the opinion of the Company, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (e) To endeavor to qualify the Securities for offer and sale under the securities laws of such jurisdictions in the United States as the Initial Purchasers may reasonably request, to file such statements and reports as may be required by the laws of each such jurisdiction in which the Securities have been so qualified, and to supply the Initial Purchasers with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may request; except that in no event shall the Company or any Guarantor be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent to service of process;

          (f) Not, for a period of 180 days following the date hereof, without the prior written consent of Furman Selz LLC, to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Securities;

          (g) So long as any Securities are outstanding, to provide the Trustee and holders of any of the Securities copies of its annual reports and of the information, documents and reports that the Company or any Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files them with the Commission and if, during any period in which Securities are outstanding, the Company is not obligated to file annual reports, documents or other reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, to furnish to the Trustee the same such annual reports, documents or other reports as if the Company were so subject. In addition, at all times prior to the declaration of effectiveness of the registration statement required pursuant to the Registration Rights Agreement, upon the request of any holder of Securities or any prospective purchaser of the Securities designated by such holder, the Company shall supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A(d)(4) as then in effect;

          (h) If requested by the Initial Purchasers, to use all reasonable efforts to maintain the securities as PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market through such time as a registration statement covering the Notes shall have become effective or all of the Notes shall have become eligible for resale without the requirement that such resales comply with the volume or manner of sale restrictions of Rule 144 of the Act;

          (i) To hold the Initial Purchasers harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery of the Securities in accordance with the terms of this Agreement and on the execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement which are or may be required to be paid under the laws of the United States or any political subdivision or taxing authority thereof or therein;

          (j) Not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act;

          (k) Not to solicit any offer to buy, offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

          (l) To comply with all of the terms and provisions of the Registration Rights Agreement;

          (m) For a period of five years following the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture;

          (n) During the period from the Closing Date to the date that is two years after the Closing Date, not, and not permit any of its "affiliates" (as defined in Rule 144 of the Act) to, resell any Securities that have been acquired by any of them except for Securities purchased by the Company of any such affiliate and resold in a transaction registered under the Act or exempt from the registration requirements of the Act;

          (o) To use the proceeds from the sale of the Securities in the manner set forth in the Final Memorandum; and

          (l) On the Closing Date, the Company shall repay all amounts owing under the Existing Credit Agreement by wire transfer from the Initial Purchasers of the proceeds of the offering of the Securities to the lenders under the Existing Credit Agreement and shall terminate the Existing Credit Agreement and enter into the New Credit Agreement. On or before the Closing Date, the Company shall terminate and pay all amounts due under any outstanding interest rate swap or other interest rate hedging agreements. The Company promptly shall provide the Initial Purchasers evidence of each such action.

          6.   Expenses.  Whether or not this Agreement becomes effective or is
               --------
terminated or the sale of the Securities to the Initial Purchasers is consummated, the Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (ii) the costs (including, without limitation, fees and expenses of the Company's accountants and counsel) incident to the preparation, printing and delivery and distribution to the Initial Purchasers of each Memorandum and any amendments and exhibits thereto, as provided in this Agreement; (iii) the costs of delivery and shipping of the Indenture, the Registration Rights Agreement, this Agreement and related documents, including, but not limited to any "Blue Sky" memoranda; (iv) the fees payable to rating agencies in connection with the rating of the Securities; (v) the fees and expenses (including reasonable fees and disbursement of counsel to the Initial Purchasers in connection therewith) of qualifying the Securities for offering and sale under the securities laws of the several jurisdictions; (vi) any applicable filing fees associated with filings made with the NASD in connection with the PORTAL application for the Securities; (vii) the costs and charges of the Trustee and any paying agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 6.

          7.   Indemnification and Contribution.   (a)  Each of the Company and
               --------------------------------
the Guarantors agrees to indemnify and hold harmless the Initial Purchasers, its officers, authorized representatives and directors and each person, if any, who controls the Initial Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Initial Purchasers, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses actually incurred by the Initial Purchasers or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Memorandum if the Company shall have furnished any amendments or supplements thereto, or in any "blue sky" application or other document executed by the Company or any of the Guarantors in connection with in any such application procedure or based upon written information furnished by the Company or any of the Guarantors specifically to be filed in any state or other jurisdiction in order to qualify any or all the Securities under the securities laws thereof or specifically to be filed with the Commission or any securities association or securities exchange (each, an "APPLICATION"), or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission relating to the Initial Purchasers made in any Memorandum, or any Application, made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein; provided, however, that the Company and the Guarantors shall not be
         --------  -------
required to indemnify any such person if such untrue statement or omission or alleged untrue statement or omission was contained or made in the Preliminary Memorandum and corrected in the Final Memorandum and the Final Offering Memorandum does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, claim, damage, liability or expense suffered or incurred by such person resulted from any action, claim or suit by any person who purchased Securities that are the subject thereof from the Initial Purchasers and it is established in the related proceeding that the Initial Purchasers failed to deliver or provide a copy of the Final Memorandum to such person with or prior to the written confirmation of the sale of such Securities sold to such person if required by applicable law, unless such failure to deliver or provide a copy of the Final Memorandum was a result of noncompliance by the Company and the Guarantors with Section 5(a) hereof.

          (b) The Initial Purchasers agree to indemnify and hold harmless the Company, the Guarantors, their respective officers and directors and each person, if any, who controls the Company and the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers, but only with reference to information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use in either Memorandum.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted or asserted against any person in respect of which indemnity may be sought pursuant to either of paragraph (a) or (b) above, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "INDEMNIFYING PARTY") in writing; provided, however, that the failure to so notify the indemnifying party
         --------  -------
shall not relieve it of any obligation or liability that it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the indemnifying party and the indemnifying party was not otherwise aware of such action or claim). The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying party shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party or any affiliate of either and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among indemnified parties, the indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any appropriate local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly after the receipt of the invoice therefor as they are incurred. Any such separate firm shall be designated in writing by Furman Selz LLC in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff for which the indemnified party is entitled to indemnification pursuant to this Agreement, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding, and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d)  To the extent the indemnification provided in paragraph (a) or
(b) of this Section 7 is for any reason unavailable to (other than by reason of exceptions provided therein), or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect
(i) the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of discounts and commissions but before deducting expenses) received by the Company and the

Guarantors bears to the total discounts and commissions received by the Initial Purchasers in respect thereof, in each case as set forth in the Final Memorandum. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or by the Initial Purchasers on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation or by any other method of
                          --------
allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with defending or investigating any such action or claim. Notwithstanding the provisions of
Section 7(d) hereof, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and resold by it exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any person controlling the Initial Purchasers or under common control with or controlled by the Initial Purchasers or by or on behalf of the Company, the Guarantors, their respective officers, authorized representatives or directors or any person controlling the Company and the Guarantors and (iii) acceptance of and payment for any of the Securities.

          The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability that the indemnifying party or parties may otherwise have to the indemnified party or parties referred to above.

          8.   Termination and Survival.  This Agreement may be terminated for
               ------------------------
any reason at any time prior to the delivery and payment of the Securities on the Closing Date, as the case may be, by the Initial Purchasers upon written notice of such termination to the Company, if prior to such time (i) there has been, since the respective dates as of which information is given in each Memorandum, (A) any material adverse change in the condition, (financial or otherwise), results of operations, business, prospects, net worth or assets of the Company and the Guarantors, taken as a whole, whether or not arising in the ordinary course of business or (B) except as contemplated by this Agreement, any material transaction entered into by the Company or the Guarantors other than in the ordinary course of business, or (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to offer and deliver the Securities in the manner contemplated in the Final Memorandum or enforce contracts for the sale of Securities, or
(iii) trading generally on the New York Stock Exchange or quotations on the Nasdaq National Market, either has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of said organizations or by order of the Commission or any other governmental authority or, if a banking moratorium has been declared, by either Federal or New York authorities, or (iv) any downgrading shall have occurred in the rating accorded the Securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

          In the event of any such termination, the provisions of Section 6 hereof, the indemnity agreement and contribution provisions set forth in Section 7 hereof, and the provisions of Sections 9 and 14 hereof shall remain in effect.

          9.  Representations, Warranties and Agreements to Survive Delivery.
              --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Guarantors submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Initial Purchasers or any person controlling the Initial Purchasers or by or on behalf of the Company, the Guarantors, or their respective officers or directors, and shall survive acceptance of and payment for the Notes hereunder.

          10.  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to 230 Park Avenue, New York, New York 10169, Attention:
Syndicate Department, with a copy to Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California, 90017, Attention: Kenneth
J. Baronsky, Esq.; notices to the Company shall be directed to it at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, Attention: Chief Operating Officer, with a copy to Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Irvine, California, 92614, Attention: Thomas D. Magill, Esq..

          11.  Headings.  The headings of the sections of this document have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          12.  Parties.  This Agreement shall inure to the benefit of and be
               -------
binding upon the Company, the Guarantors, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

          13.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE LAW OF CONFLICTS OF LAWS THEREOF.

          Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand.

                              Very truly yours,

                              SALEM COMMUNICATIONS CORPORATION
                              a California corporation

                                 /s/ Edward G. Atsinger
                              By:_______________________________
                                Edward G. Atsinger, III
                                President and Chief Executive Officer

                              ATEP RADIO, INC.,
                              BISON MEDIA, INC.,
                              CARON BROADCASTING, INC.,
                              COMMON GROUND BROADCASTING, INC.,
                              GOLDEN GATE BROADCASTING
                                    COMPANY, INC.,
                              INLAND RADIO, INC.,
                              INSPIRATION MEDIA OF TEXAS, INC.,
                              INSPIRATION MEDIA, INC.,
                              NEW ENGLAND CONTINENTAL MEDIA, INC.,
                              NEW INSPIRATION BROADCASTING
                                    COMPANY, INC.,
                              OASIS RADIO, INC.,
                              PENNSYLVANIA MEDIA ASSOCIATES, INC.,
                              RADIO 1210, INC.,
                              SALEM COMMUNICATIONS CORPORATION, a
                                    Delaware corporation
                              SALEM MEDIA CORPORATION,
                              SALEM MEDIA OF CALIFORNIA, INC.,
                              SALEM MEDIA OF COLORADO, INC.,
                              SALEM MEDIA OF LOUISIANA, INC. and
                              SALEM MEDIA OF OHIO, INC.,
                              SALEM MEDIA OF OREGON, INC.,
                              SALEM MEDIA OF PENNSYLVANIA, INC.,
                              SALEM MEDIA OF TEXAS, INC.,
                              SALEM MUSIC NETWORK, INC.,
                              SALEM RADIO NETWORK INCORPORATED,
                              SALEM RADIO REPRESENTATIVES, INC.,
                              SOUTH TEXAS BROADCASTING, INC.,
                              SRN NEWS NETWORK, INC.,
                              VISTA BROADCASTING, INC.,

                                 /s/ Edward G. Atsinger
                              By:______________________________
                                 Edward G. Atsinger, III
                                 President and Chief Executive Officer

                              BELTWAY MEDIA PARTNERS

                              By: GOLDEN GATE BROADCASTING COMPANY, INC., its general partner

                                       /s/ Edward G. Atsinger
                                    By:____________________________
                                     Edward G. Atsinger, III
                                     President and Chief Executive Officer



                              By:   SALEM COMMUNICATIONS CORPORATION, a
                                    California corporation, its general partner

                                       /s/ Edward G. Atsinger
                                    By:_______________________
                                     Edward G. Atsinger, III
                                     President and Chief Executive Officer


                              By: NEW INSPIRATION BROADCASTING COMPANY, INC., its general partner

                                       /s/ Edward G. Atsinger
                                    By:_______________________
                                     Edward G. Atsinger, III
                                     President and Chief Executive Officer

Accepted:
September 17, 1997

FURMAN SELZ LLC
SMITH BARNEY INC.
BANCBOSTON SECURITIES INC.
BNY CAPITAL MARKETS, INC.

By:  Furman Selz LLC

   /s/ Harlan Wakoff
By:___________________________
 Harlan Wakoff
 Vice President


                                                                      Schedule I

Initial Purchasers                             Amount of Notes to be Purchased
------------------                             -------------------------------

Furman Selz LLC                                 $ 75,000,000

Smith Barney Inc.                                 45,000,000

BancBoston Securities Inc.                        15,000,000

BNY Capital Markets, Inc.                         15,000,000
                                                ------------
                 Total                          $150,000,000


                                                                     Schedule II

                          Subsidiaries of the Company
                          ---------------------------

                                                Jurisdiction
Name:                                           of formation:   Qualified in:
-----                                           -------------   -------------

ATEP Radio, Inc.                                California
Beltway Media Partners                          Virginia
Bison Media, Inc.                               Colorado        Washington
Caron Broadcasting, Inc.                        Ohio            Maryland
Common Ground Broadcasting, Inc.                Oregon          Arizona, Minnesota and Ohio
Golden Gate Broadcasting Company, Inc.          California
Inland Radio, Inc.                              California
Inspiration Media of Texas, Inc.                Texas
Inspiration Media, Inc.                         Washington
New England Continental Media, Inc.             Massachusetts
New Inspiration Broadcasting Company, Inc.      California
Oasis Radio, Inc.                               California
Pennsylvania Media Associates, Inc.             Pennsylvania
Radio 1210, Inc.                                California
Salem Communications Corporation                Delaware
Salem Media Corporation                         New York        Illinois
Salem Media of California, Inc.                 California
Salem Media of Colorado, Inc.                   Colorado
Salem Media of Louisiana, Inc.                  Louisiana
Salem Media of Ohio, Inc.                       Ohio
Salem Media of Oregon, Inc.                     Oregon
Salem Media of Pennsylvania, Inc.               Pennsylvania
Salem Media of Texas, Inc.                      Texas
Salem Music Network, Inc.                       Texas           Colorado and Tennessee
Salem Radio Network Incorporated                Delaware        Texas and Virginia
Salem Radio Representatives, Inc.               Texas           California, Illinois, New York,
 Tennessee and Virginia
South Texas Broadcasting, Inc.                  Texas
SRN News Network, Inc.                          Texas           District of Columbia and Virginia
Vista Broadcasting, Inc.                        California